CERTIFICATE

Natixis Cash Management Trust

Natixis Funds Trust I

Natixis Funds Trust II

Natixis Funds Trust IV

Loomis Sayles Funds I

Loomis Sayles Funds II

Hansberger International Series

Gateway Trust

(the “Trusts”)

I, Paula Gilligan, Assistant Secretary of the Trust, hereby certify that the following is a true copy of the resolution adopted by the Trustees of the Trust at a meeting held on March 11, 2011:

VOTED:	that the blanket bond issued by National Union Fire Insurance Company providing fidelity bond protection of $38,000,000 for the series of Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and the Hansberger International Series (the “Trusts”) is hereby renewed and approved as being reasonable in form and amount, and that the Trusts’ participation in the bond with the other named insureds is hereby approved for the period December 15, 2010 to December 15, 2011.

Absolute Asia Dynamic Equity Fund	6.12
AEW Real Estate Fund	448.50
ASG Diversifying Strategies Fund	465.73
ASG Global Alternatives Fund	1,079.01
ASG Managed Futures Strategy Fund	103.78
CGM Advisor Targeted Equity Fund	1,802.12
Gateway Fund	9,763.83
Hansberger International Fund	176.65
Harris Associates Large Cap Value Fund	255.54
HIS- Emerging Markets Fund	101.14
HIS- International Growth Fund	1,109.81
HIS- International Value Fund	153.11
Loomis Sayles Absolute Strategies Fund	45.57
Loomis Sayles Bond Fund	35,066.22
Loomis Sayles Core Plus Bond Fund	708.96
Loomis Sayles Disciplined Equity Fund	62.25
Loomis Sayles Fixed Income Fund	1,496.19
Loomis Sayles Global Bond Fund	4,065.58
Loomis Sayles Global Equity and Income Fund	674.63
Loomis Sayles Growth Fund	197.66
Loomis Sayles High Income Fund	293.49
Loomis Sayles High Income Opportunities Fund	121.29
Loomis Sayles Inflation Protected Securities Fund	24.51
Loomis Sayles Institutional High Income Fund	741.20
Loomis Sayles Intermediate Duration Bond Fund	99.88

Loomis Sayles International Bond Fund	49.38
Loomis Sayles Investment Grade Bond Fund	17,939.42
Loomis Sayles Investment Grade Fixed Income Fund	736.07
Loomis Sayles Limited Term Government and Agency Fund	705.23
Loomis Sayles Mid Cap Growth Fund	228.28
Loomis Sayles Multi-Asset Real Return Fund	54.75
Loomis Sayles Securitized Asset Fund	1,528.38
Loomis Sayles Small Cap Growth Fund	324.42
Loomis Sayles Small Cap Value Fund	1,889.33
Loomis Sayles Strategic Income Fund	24,186.45
Loomis Sayles Value Fund	2,142.51
Natixis Cash Management Trust - Money Market Series	319.30
Natixis Income Diversified Portfolio	111.33
Natixis Oakmark Global Fund	9.12
Natixis Oakmark International Fund	9.12
Natixis U.S. Diversified Portfolio	683.08
Vaughan Nelson Small Cap Value Fund	1,011.66
Vaughan Nelson Value Opportunity Fund	92.08
Westpeak ActiveBeta® Equity Fund	10.32

TOTAL	$111,093

/s/ Paula Gilligan
Paula Gilligan
Assistant Secretary